___ July 1997








                             HUA KEE COMPANY LIMITED





                                 FOAMEX ASIA INC














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                             JOINT VENTURE AGREEMENT

================================================================================



                                   FRESHFIELDS

                             JOINT VENTURE AGREEMENT

THIS AGREEMENT is made on this day of July, 1997 by and between:

a. HUA KEE COMPANY LIMITED, a limited company organized and existing under the laws of the Kingdom of Thailand, with its registered office located at 107-109 Suapa Road, Kwaeng Pomprab, Khet Pomprabsattrupai, Bangkok, Thailand ("HK"); and

b. FOAMEX ASIA, INC., a corporation organized and existing under the laws of the State of Delaware, U.S.A., with its principal office and place of business at 1000 Columbia Avenue, Linwood, Pennsylvania 19061, U.S.A. ("FAI").

WHEREAS:

A. The parties have agreed that a newly formed incorporated private limited company, Foamex Asia Co., Ltd ("FAC"), shall be used by the parties as the jointly owned company to carry on business in the manner set out in this Agreement;

B. The parties have agreed that their relations as shareholders in FAC shall be governed by the terms of this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

INTERPRETATION

Definitions

1.1 In this Agreement the following terms shall, unless the context otherwise requires, have the following meanings:

"Board" means the board of directors of FAC;

"the Business" means the (i) operation of a foam making facility in Thailand to undertake the manufacture of polyurethane polymer materials; (ii) operation of converting facilities in Thailand and Singapore to undertake converting various plastic foam materials as well as adhesive films and foils; and (iii) subject to further agreement of the parties, operation of plastic foam converting facilities in other countries in Asia.

"Competing Business" means a company which imports, exports, sells, markets, trades, manufactures or otherwise deals with polymer foams that are manufactured by FAC in any country in Asia in which FAC markets its products other than a country in which either of the parties directly or indirectly holds shares in a company which engages in similar activities;

"Completion" means completion of the establishment of FAC in accordance with clause 2;

"control" means the ownership, direct or indirect, of more than fifty percent (50%) of the issued and outstanding voting capital shares of a company;

"FAC" means the limited company, Foamex Asia Co., Ltd, with its registered address at 22nd Floor, Sathorn City Tower, 175 South Sathorn Road, Khet Sathorn, Bangkok 10120, which has been incorporated and shall be used by the parties pursuant to the terms of this Agreement;

"Group A Director" means a director of FAC nominated by HK pursuant to clause
4.1;

"Group B Director" means a director of FAC nominated by FAI pursuant to clause 4.1;

"Group A Shares" means ordinary shares of FAC held by HK;

"Group B Shares" means ordinary shares of FAC held by FAI;

"Interest Amount" means the total amount of interest denominated in Baht (excluding any withholding tax deducted by FAC in accordance with the Loan Agreement), payable by FAC on the loan by FAI to FAC in accordance with the terms of the Loan Agreement;

"Loan Agreement" means the loan agreement to be executed by FAI, HK and FAC as set out in Annex 3 hereto;

"member of the FAI Group" means FAI and any company or individual which controls, is under common control with, or is controlled by FAI;

"member of the HK Group" means HK and any company or individual which controls, is under common control with, or is controlled by HK;

"Memorandum and Articles" means the Memorandum of Association and Articles of Association, respectively, of FAC; and

"parties" means FAI and HK.

Headings

1.2 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

ESTABLISHMENT OF FAC

2.1 As soon as reasonably practicable after the signing of this Agreement and in any event by the date of Completion referred to in clause 2.3, the parties shall cause the following events to take place:

(a) the existing Memorandum of FAC as set out in Annex 1A shall be amended as set out in Annex 1B and such amendments shall be adopted by FAC by a special resolution passed at two (2) successive shareholders meetings in accordance with Thai law;

(b) the existing registered capital of FAC shall be increased from Baht 25,000,000, consisting of 2,500,000 shares at Baht 10 par value per share, to Baht 38,633,660, consisting of 3,863,366 shares at Baht 10 par value per share, by a special resolution passed at two (2) successive shareholders meetings in accordance with Thai law;

(c) the agreed draft Articles of Association as set out in Annex 2 shall be adopted as the Articles of Association of FAC by passing a special resolution at two (2) successive shareholders meetings in accordance with Thai law.

(d) FAC shall have an initial registered share capital of Baht 38,633,660 consisting of 3,863,366 shares at Baht 10 par value per share as follows, and shall be fully paid up on Completion, divided into the following shares:

     - 99% of the registered capital of FAC held by HK, consisting of 3,825,000 Group A Shares; and

     - 1% of the registered capital of FAC held by FAI, consisting of 38,366 Group B Shares;

(e) the Group A Shares and Group B Shares, as ordinary shares, shall each be entitled to one (1) vote per share;

(f)  the Loan Agreement shall be executed;

(g) FAI shall lend FAC an amount of Baht 36,366,340 in accordance with the terms set out in clause 3.2 and the terms set out in the Loan Agreement; and

(h) the auditors of FAC shall be an independent firm of certified public accountants (registered auditors) of internationally recognized standing mutually agreed between the parties, with the initial auditor of FAC to be Mrs. Sudchid Boonprakorb (certified accountant No. 2991) of Arthur Anderson.

Name

2.2 The name of FAC shall be "Foamex Asia Co. Ltd.". In the event that FAI and affiliates of FAI, or HK and affiliates of HK, at any time cease to own any shares in FAC, the parties agree to take all actions necessary to cause the name of FAC to be changed as promptly as may be reasonably accomplished to delete any reference to FAI or HK, as the case may be.

Completion

2.3 Completion shall take place on 31st July 1997 (or such later date as the parties may agree in writing) when the following events shall take place, namely:

(a) HK shall subscribe for 3,825,000 Group A Shares by payment in cash in the sum of Baht 38,250,000, to the account of FAC;

(b) FAI shall subscribe for 38,366 Group B Shares by payment in cash in the sum of Baht 383,660, to the account of FAC;

(c) The parties shall procure that FAC allots and issues credited as fully paid:

     -    3,825,000 Group A Shares to HK; and

     -    38,366 Group B Shares to FAI;

     and that the names of HK and FAI are entered in the share register of FAC as the respective holder of the shares subscribed by them and that share certificates are issued to HK and FAI in respect of such shares; and

(d) FAI shall lend FAC an amount of Baht 36,366,340, by payment in cash to the account of FAC.

CAPITAL AND FURTHER FINANCE

Initial Share Capital

3.1 FAC shall, in accordance with and following completion of the events and transactions referred to in clause 2, have registered and issued, and paid up, share capital of Baht 38,633,660, consisting of 3,825,000 Group A Shares owned by HK and 38,366 Group B Shares owned by FAI.

Repayment of Loan and Subscription for Share Capital

3.2 In accordance with, and subject to, the terms of the Loan Agreement, HK and FAI shall each have the right to require the loan granted by FAI to

FAC pursuant to the Loan Agreement to be repaid by FAC and, conditional upon such repayment, FAI shall subscribe for further Group B Shares in FAC, in which case the events set out in clause 3.3 shall take place.

Issue of Further Share Capital

3.3 Upon exercise by either HK or FAI of the right set out in clause 3.2 and, subject to the terms of the Loan Agreement, the following events shall take place, namely:

(a) the registered capital of FAC shall be increased from Baht 38,633,660, consisting of 3,863,366 shares at Baht 10 par value per share, to Baht 75,000,000, consisting of 7,500,000 shares at Baht 10 par value per share, by a special resolution passed at two (2) successive shareholders meetings in accordance with Thai law;

(b) FAI shall subscribe for 3,636,634 Group B Shares by payment in cash of an amount calculated as the sum of Baht 36,366,340 and the Interest Amount, to the account of FAC; and

(c) the parties shall procure that FAC allots and issues credited as fully paid 3,636,634 Group B Shares to FAI and that the name of FAI is entered in the share register of FAC as the holder of the shares subscribed by them and that share certificates are issued to FAI in respect of such shares.

Share Capital

3.4 FAC shall, in accordance with and following completion of the events and transactions referred to in clause 3.3, have registered and issued, and paid up, share capital of Baht 75,000,000, consisting of 3,825,000 Group A Shares owned by HK and 3,675,000 Group B Shares owned by FAI.

Increase in Share Capital

3.5 The share capital of FAC may from time to time be increased by the issuance of ordinary shares and preference shares by such sum as the parties shall mutually agree but so that in any event, after the completion of the events referred to in clause 3.3, such increased share capital shall be held in the proportions of 51% by HK (or other member of the HK Group) and 49% by FAI (or other member of the FAI Group).

Further Finance

3.6(a) If FAC shall in the opinion of the Board require further finance, FAC shall first approach its own bankers. The parties shall not be obliged to provide guarantees for FAC's liabilities in respect of such finance but, if they do so, they shall be given in equal proportions. The liabilities of the parties under any such guarantees shall be several and, if a claim is made under any such guarantee against a party, that party shall be entitled to a contribution from the other party such as to ensure that the aggregate liability is borne in equal proportions.

(b) If finance cannot be obtained from FAC's own bankers, neither party shall be obliged to provide any such further finance to FAC. Any such finance which the parties do agree to provide shall, unless otherwise agreed, be provided by the parties in equal proportions (whether by way of subscription of share capital, loans or otherwise).

Party Ceasing as Shareholder

3.7 Upon either party ceasing to be a shareholder in FAC, the other party shall cause any finance provided by that party under clause 3.6 to be repaid to it and that it shall be relieved of its obligations under any guarantees provided under clause 3.6 (provided that, notwithstanding the termination of this Agreement, a party ceasing to be a shareholder shall remain liable under any such guarantees for any claims arising in respect of any default by FAC or the subsidiary in question occurring during the period during which that party was a shareholder in FAC).

DIRECTORS AND MANAGEMENT

Board of Directors

4.1 The business and affairs of FAC shall (subject to the Reserved Shareholder Matters set out in clause 5) be managed by the Board of FAC. The board shall consist of four (4) persons of which:

(a) HK shall be entitled to nominate and have appointed to the Board two (2) directors (the Group A Directors) (and have removed any directors so appointed from office and to nominate and have appointed another in the place of any director so removed);

(b) FAI shall be entitled to nominate and have appointed to the Board two (2) directors (the Group B Directors) (and to have removed any director so appointed from office and nominate and have appointed another in the place of any director so removed); and

(c) the Board shall consist, at all times, of a number of directors divisible by two (2), being an equal number of Group A Directors and Group B Directors;

and accordingly, if the number of directors is increased or decreased, it shall be done in pairs, one (1) director being a Group A Director and the other director being a Group B Director.

Appointments and Removals

4.2 Every nomination and request for removal by FAI or HK of a director pursuant to its entitlement shall be notified in writing to the other party. FAI and HK shall each use their respective votes in FAC to ensure that the Board of FAC is constituted by persons appointed in the manner set out in this Agreement.

Quorum

4.3 The quorum for the transaction of business at any meeting of the Board shall be at least one (1) Group A Director (or his alternate) and at least one (1) Group B Director (or his alternate) present at the time when the relevant business is transacted.

Voting

4.4 At any meeting of the Board, each Director shall be entitled to one (1) vote. Any director who is absent from any meeting may nominate (and confirm in writing) any other director to act as his alternate and to vote in place at the meeting. The chairman shall not have a casting vote.

Notice and Agenda

4.5 At least thirty (30) days written notice shall be given to each of the members of the Board of any meeting of the Board, provided always that a shorter period of notice may be given with the written approval of at least one (1) Group A Director and at least one (1) Group B Director. Any such notice shall contain, inter alia, an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by copies of any relevant papers to be discussed at the meeting.

Decisions of Board

4.6 FAI and HK agree to accept as binding upon them any decision affecting FAC, and/or the relationship of FAC with FAI or HK (as the case may be), duly taken by the Board of FAC in which their respective nominated directors (or their alternates) have concurred except that the Reserved Shareholder Matters covered by clause 5 shall require the prior approval of the parties in accordance with clause 5.3.

Chief Executive Officer (CEO) and President

4.7 The parties agree that the CEO of FAC shall be a Group A Director (initially Dr Pichit Nithivasin) and the President of FAC shall be a Group B Director (initially Mr Stephen P. Scibelli, Jr.). The CEO and the President shall be under the direction of the Board. The CEO shall have responsibility for

FAC's conformity with Thai governmental policies and procedures, financial accounting and reporting, and domestic Thai banking relationships. The President shall have responsibility for the day to day management of the operations, other financial matters and property of FAC. The President shall have sole authority in matters relating to operations, sales, marketing, customer relations and technology. Matters relating to senior staff such as hiring, disengaging and remuneration shall be approved by the CEO and the President.

Directors Authorized to Bind FAC

4.8 The directors authorized to bind FAC shall be the signature of one (1) of the Group A Directors jointly together with the signature of one (1) of the Group B Directors and with the seal of FAC affixed.

RESERVED SHAREHOLDER MATTERS

Matters Requiring Approval of the Parties

5.1 The following matters (Reserved Shareholder Matters) shall require the prior approval of FAI and HK:

(a)  any sale of the whole or any substantial part of FAC;

(b) any borrowing by FAC in excess of the Baht equivalent of US$100,000 (or such other limit as the parties shall from time to time agree);

(c)  approval of the annual budget and operating plan of FAC;

(d) any expansion of the marketing territory of FAC beyond Thailand and Singapore;

(e)  any repayment by FAC of any loan prior to its maturity;

(f)  the formation of any subsidiary of FAC;

(g) the purchase by FAC of the shares or other securities, stock or debentures of any other company;

(h) the appointment (and removal) and the amendment of the terms of reference of the Chairman or President;

(i)  the appointment (and removal) of the auditors of FAC;

(j) the entry into of any contract or commitment by FAC having a value or likely to involve expenditure by FAC in excess of the Baht equivalent of US$100,000 (or such other limit as the parties shall from time to time agree); and

(k)  any change of the directors authorized to bind FAC.

Special Resolution

5.2 The parties acknowledge that under the Civil and Commercial Code of Thailand the following matters require a special resolution of the shareholders of FAC, which includes, inter alia, the requirement that the resolution has been passed by seventy-five percent (75%) of the votes cast at a shareholders meeting:

(a)  amendment of the Memorandum or Articles;

(b)  increase or reduction of FAC's registered share capital;

(c)  allotting new shares as fully or party paid-up otherwise than in money;

(d)  amalgamation of FAC with another company; and

(e)  dissolution or liquidation of FAC.

Method of Approval

5.3 Approval for the purposes of clause 5.1 may be given by FAI and HK either in writing or by unanimous resolution at a general meeting of the shareholders of FAC or by written resolution.

TRANSFER OF SHARES

Transfer Notice

6.1 Each party hereby undertakes that, if at any time any member of its Group shall desire to sell or otherwise dispose of any of its shares in FAC other than to another member of its Group, then:

(a) the relevant party (the Selling Party) shall give notice in writing to the other party (the Continuing Party) of such desire and of its proposed price; (in this clause referred to as a Transfer Notice);

(b) within thirty (30) days after receipt of the Transfer Notice, the Continuing Party shall have the right by notice in writing (a Purchase Notice) to inform the Selling Party that it wishes to purchase the shares included in the Transfer Notice (the Sale Shares) at such price as may be specified in the Transfer Notice;

(c) if the Continuing Party so serves a Purchase Notice, the sale and purchase of the Sale Shares shall be completed accordingly; if not, neither the Selling Party nor any other member of its Group shall thereafter be entitled to sell the Sale Shares but shall be entitled to request the auditors of FAC (acting as experts and not as arbitrators) to determine the price (herein called the Fair Price) representing in their opinion a fair selling value of the Sale Shares as between a willing buyer and a willing seller;

(d) upon the Fair Price being so determined, the Selling Party may give to the Continuing Party a further notice in writing (herein called a Second Transfer Notice) offering to sell the Sale Shares at the Fair Price.

(e) if the Continuing Party serves notice within thirty (30) days of receipt of the Second Transfer Notice accepting such offer, the sale and purchase of the Sale Shares shall be completed accordingly; if not, the Selling Party or any other member of its Group shall thereafter be entitled to sell the Sale shares at not less than the Fair Price to a third party purchaser (approved by the Continuing Party in writing (but such approval shall not be unreasonably withheld) and who shall thereupon be regarded for purposes of this Agreement as a member of the same Group as the Selling Party) within a period of sixty (60) days but not otherwise; and

(f) if any party is prevented or prohibited from acquiring any shares because of any legal requirement, that party shall have the right to nominate another person(s) from that party's Group, who is not prohibited from purchasing such shares to acquire such shares, and such shares shall be sold to such person(s). If such person is not a member of a party's Group, the other party shall have no right to approve or object to any such person unless the other party has demonstrated that a commercial or other conflict would arise were such person to be allowed to acquire such shares.

Transfers to Members of its Group

6.2(a) Each party shall have the right, upon thirty (30) days advance written notice to the other party, to transfer all or part of its shares to one or more members of its Group, provided that the other party has no reasonable objection to the transfer.

(b) The member of the FAI Group, or member of the HK Group, as the case may be, shall, in writing, agree to re-transfer such shares to the transferring party without further action on the date on which the transferee ceases to be a member of that Group.

(c) The parties intend that all transfers within Groups and to parties outside Groups be done in a manner which will preserve the original foreign vs. Thai shareholding structure outlined in clauses 2 and 3.

No Dealings in Beneficial Interest

6.3 Neither FAI or HK (nor any member of its respective Group) shall deal or attempt to deal with the beneficial interest in any share of FAC except by transfer of its shareholding permitted in accordance with this clause 6.

Undertaking by Transferee

6.4 No transfer of shares of FAC shall be registered or become effective unless the transferee shall first have entered into an agreement undertaking to be bound by this Agreement (including this clause 6) to the same extent as the transferor would have been bound had the transfer not been effected.

Minimum Period

6.5 Neither party (nor any member of its respective Group) shall be entitled to serve a Transfer Notice under clause 6.1 prior to five (5) years from Completion.

Shareholder Ceasing to be a Member of the Group

6.6 Each of FAI and HK respectively undertakes to procure that, if any member of its Group holding shares in FAC ceases at any time to be a member of that party, that member shall, prior to so ceasing, have transferred all its shares in FAC held by it at the time in question to the relevant party (or another member of its Group).

CONFIDENTIALITY

Confidentiality

7.1 Each of the parties at all times shall use all reasonable endeavours to keep confidential (and to ensure that its employees and agents shall keep confidential) any confidential information which it may acquire in relation to FAC and its subsidiaries, if any, or in relation to the clients, business or affairs of the other party (or any member of its respective Group) and shall not use or disclose such information except with the consent of the other party or, in the case of information relating to FAC or one of its subsidiaries, if any, in the ordinary course of advancing the Business. The restriction in this clause
7.1 shall not apply to any information:

(a) which is publicly available or becomes publicly available through no act of the first mentioned party;

(b)  which was in the possession of that party prior to its disclosure;

(c) which is disclosed to that party by a third party which did not acquire the information under an obligation of confidentiality;

(d) which is independently acquired by that party as the result of work carried out by an employee to whom no disclosure of such information had been made; or

(e) which is disclosed in accordance with the requirements of law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority.

Employees, Agents, etc.

7.2 Each party shall use all of its respective powers to procure (so far as it is able) that FAC and its subsidiaries, if any, shall use all reasonable endeavours to ensure that the officers, employees and agents of each of them shall observe a similar obligation of confidence in favour of the parties to this Agreement.

Survival After Termination

7.3 The provisions of this clause 7 shall survive any termination of this Agreement.

RESTRICTIONS ON THE PARTIES

8. Neither FAI nor HK nor any member of its respective Group shall (either solely or jointly with any other person, firm or company and whether directly or indirectly) carry on or be engaged in or interested (except as the holder for investment of securities dealt in on a stock exchange and not exceeding five percent (5%) in nominal value of the securities of any class) in any Competing Business during the period of this Agreement.

TERM

Term and Notice

9.1 Either FAI or HK shall be entitled (without prejudice to the application of clause 5 (Transfer of Shares) to terminate this Agreement by three (3) months' prior notice (to expire not earlier than the end of the said minimum period) in writing served upon the other party.

SUPREMACY OF THIS AGREEMENT

10(a) FAI and HK shall each use their respective votes in FAC and all other means at its disposal so as (a) to ensure that this Agreement is duly performed and (b) to ensure that the provisions of the Memorandum and Articles of Association are not infringed (save that, in the event of any conflict between this Agreement and the Memorandum and the Articles of Association, this Agreement shall prevail as between the parties).

(b) The parties shall cause their nominated directors on the Board to vote at Board meetings and shall also exercise or cause to be exercised their voting rights with respect to the shares at general meetings of the shareholders to effect the matters provided for under this Agreement concerning directors and also to implement all the rights and obligations of the parties and FAC under this Agreement.

COSTS

11. Costs of both parties incurred as of 1 February 1997 in connection with the establishment of FAC and the costs of the incorporation of FAC shall be borne and paid by FAC. FAC shall reimburse any party who, after having obtained the prior written approval of the other party, has advanced, or incurred, costs for the incorporation of FAC. All other costs of each party as from 1 February 1997 shall be solely for the account of that party.

NO PARTNERSHIP OR AGENCY

12. Nothing in this Agreement shall be deemed to constitute a partnership between the parties or constitute either party the agent of the other party for any purpose or entitle either party to commit or bind the other party (or any member of its respective Group in any manner.

ENTIRE AGREEMENT

13. This Agreement sets out the entire agreement and understanding between the parties and shall supersede all previous communications, either oral or written, between the parties with respect to the subject matter hereof.

AMENDMENTS

14. This Agreement may be amended only by an instrument in writing signed by or on behalf of each of the parties. No amendment to this Agreement which is purported to have been made verbally shall be valid.

MUTUAL CONSULTATION AND GOODWILL

15. The parties confirm their intention to promote the best interests of FAC and to consult fully on all matters materially affecting the development of the Business. Each party shall act in good faith towards the other party in order to promote the success of FAC.

NOTICES

16.1 Any notice pursuant to this Agreement shall be in writing signed by (or by some person duly authorized by) the person giving it and shall be deemed effectively served when delivered personally or when sent, if given by facsimile transmission (which is confirmed by registered mail notice on the same or next business day as the facsimile transmission) or if sent by registered post (airmail if the recipient is in a country other than the place of remitting the notice) ten (10) days after having been deposited in the mail with sufficient postage affixed to the address of the other party as follows (or to such other address as shall have been duly notified in accordance with this clause).

16.2 The details for notices are:

HK:

Hua Kee Company Limited
c/o Polymers Marketing Co., Ltd.
20th Floor, Sathorn City Tower
175 South Sathorn Road
Bangkok, Thailand 10120

Fax: (662) 679-6311

Attention:  Dr. Pichit Nithivasin

FAI:
Foamex Asia, Inc.
1000 Columbia Avenue
Linwood, Pennsylvania 19061
U.S.A.
Fax: 1 610 859-3085
Attention:  Chief Financial Officer

cc:   Philip N. Smith, Jr., Esq.
      Vice President, General Counsel
      Foamex International Inc.
      375 Park Avenue, 11th Floor
      New York, NY 10152, USA
      Fax: 1 212 593 1363

cc:   Mr. Stephen P. Scibelli, Jr.
      La-Kris Tower Co., Ltd.
      Apt. 15B
      9 Sukhumvit Soi 33

      Bangkok 10110
      Fax: (662) 260 5891

INVALIDITY

17. If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving as near as possible the same commercial effect, to be substituted for the provision found to be void or unenforceable.

ASSIGNMENT

18. None of the parties (nor any member of its respective Group) shall be entitled to assign this Agreement or any of its rights or obligations hereunder except to a transferee of that party's shares in FAC in accordance with clause 6 of this Agreement.

GOVERNING LAW

19. This Agreement shall be governed by, and construed in accordance with, the laws of the Kingdom of Thailand.

AS WITNESS this Agreement has been executed the day and year first before written.

HUA KEE COMPANY LIMITED

By:  /s/ Dr. Pichit Nithivasin
     -------------------------

Name:  Dr. Pichit Nithivasin
Title:  Director

                                     [Seal]

     ---------------
     Witness
     (Mr. Praves Ingadapa)

FOAMEX ASIA INC.

By: /s/ Stephen P. Scibelli, Jr.
    -------------------------------

Name: Mr. Stephen P. Scibelli, Jr.
Title: President

     ---------------
     Witness
     (Mr. Richard Wong)

                                    ANNEX 1A

                       Existing Memorandum of Association

                                    ANNEX 1B

                         Details of Proposed Amendments

                         to the Existing Objects of FAC

                                     ANNEX 2

                     Proposed Articles of Association of FAC

                                     ANNEX 3

                                 Loan Agreement

                                    CONTENTS


Clause                                                                      Page

1.    INTERPRETATION...........................................................1

      Definitions..............................................................1
      Headings.................................................................2

2.    ESTABLISHMENT OF FAC.....................................................3

      Name.....................................................................4
      Completion...............................................................4

3.    CAPITAL AND FURTHER FINANCE..............................................4

      Initial Share Capital....................................................4
      Repayment of Loan and Subscription for Share Capital.....................4
      Issue of Further Share Capital...........................................5
      Share Capital............................................................5
      Increase in Share Capital................................................5
      Further Finance..........................................................5
      Party Ceasing as Shareholder.............................................6

4.    DIRECTORS AND MANAGEMENT.................................................6

      Board of Directors.......................................................6
      Appointments and Removals................................................6
      Quorum...................................................................7
      Voting...................................................................7
      Notice and Agenda........................................................7
      Decisions of Board.......................................................7
      Chief Executive Officer (CEO) and President..............................7
      Directors Authorized to Bind FAC.........................................8

5.    RESERVED SHAREHOLDER MATTERS.............................................8

      Matters Requiring Approval of the Parties................................8
      Special Resolution.......................................................8
      Method of Approval.......................................................9

6.    TRANSFER OF SHARES.......................................................9

      Transfer Notice..........................................................9
      Transfers to Members of its Group.......................................10
      No Dealings in Beneficial Interest......................................10
      Undertaking by Transferee...............................................10
      Minimum Period..........................................................11
      Shareholder Ceasing to be a Member of the Group.........................11

7.    CONFIDENTIALITY.........................................................11


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      Confidentiality.........................................................11
      Employees, Agents, etc..................................................11
      Survival After Termination..............................................12

8.    RESTRICTIONS ON THE PARTIES.............................................12

9.    TERM....................................................................12

      Term and Notice.........................................................12

10.   SUPREMACY OF THIS AGREEMENT.............................................12

11.   COSTS...................................................................12

12.   NO PARTNERSHIP OR AGENCY................................................13

13.   ENTIRE AGREEMENT........................................................13

14.   AMENDMENTS..............................................................13

15.   MUTUAL CONSULTATION AND GOODWILL........................................13

16.   NOTICES.................................................................13

17.   INVALIDITY..............................................................14

18.   ASSIGNMENT..............................................................14

19.   GOVERNING LAW...........................................................15

ANNEX 1A
      Existing Memorandum of Association

ANNEX 1B
      Details of Proposed Amendments to the Existing Objects of FAC

ANNEX 2
      Proposed Articles of Association of FAC

ANNEX 3
      Loan Agreement